Exhibit 10(g)(2)


                 AMERICAN ELECTRIC POWER SYSTEM
            SUPPLEMENTAL SAVINGS PLAN (NON-QUALIFIED)

                 Amended as of November 15, 1995


     The American Electric Power Service Corporation (AEPS) hereby establishes effective as of the 1st day of January, 1994, the American Electric Power System Supplemental Savings Plan
(Plan). The purpose of this Plan is to provide to eligible management employees a tax-deferred savings opportunity otherwise not available under the American Electric Power System Employees Savings Plan because of restrictions imposed by the Internal Revenue Code.


                            ARTICLE 1
                           DEFINITIONS

     1.1  "Applicable Federal Rate" means 120% of the applicable
Federal long-term rate, with monthly compounding (as prescribed under Section 1274(d) of the Code), published for the December immediately prior to the Plan Year.

     1.2 "Book Reserve Account" means the separate account established and maintained by AEPS to record Participant and AEPS
Supplemental Contributions for each Participant and to record interest credited to the balances in each such account.

     1.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     1.4 "Committee" means the Employee Benefit Trusts Committee established pursuant to a resolution adopted by the AEPS Board of Directors as in effect from time to time.

     1.5 "Compensation" means the remuneration paid to a Participant by AEPS and determined prior to any deferrals under this Plan or the Savings Plan or under the American Electric Power System Medical and Dental Plans, but excluding any bonuses, pay for overtime, award amounts and other discretionary remuneration paid to the Participant by AEPS and excluding AEPS' cost for any public or private employee benefit plan (including this Plan) under rules uniformly applicable to all employees similarly situated.

     1.6  "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

     1.7 "Participant" means an individual who is an employee of AEPS, and is covered under the American Electric Power System Excess Benefits Plan and who is confirmed by the Committee as eligible to participate in the Plan and to receive book entry credits associated with Supplemental Contributions.


     1.8  "Plan Year" means (i) January 1, 1994 through
December 31, 1994 and (ii) each and every calendar year thereafter.

     1.9 "Salary Reduction Agreement" means an agreement between AEPS and the Participant in which the Participant elects to reduce his Compensation for the Plan Year and AEPS agrees to treat the amount of the reduction as Participant contributions to this Plan.

     1.10 "Savings Plan" means the American Electric Power System
Employees Savings Plan, as in effect from time to time.

     1.11 "Supplemental Contributions" mean Participant or AEPS
Contributions credited to a Participant's Book Reserve Account pursuant to Sections 3.1 and 3.2 of this Plan.


                            ARTICLE 2
                              TERM

     This Plan shall commence as of January 1, 1994, and shall be effective until terminated by the AEPS Board of Directors as herein provided.


                            ARTICLE 3
       BOOK RESERVE FOR ACCRUED SUPPLEMENTAL CONTRIBUTIONS

     3.1 PARTICIPANT SUPPLEMENTAL CONTRIBUTIONS. For any Plan Year in which a Participant's contributions to the Savings Plan will be restricted due to the contribution or account balance limits imposed by the Code, the Participant may make Participant Supplemental Contributions to the Plan. Participant Supplemental Contributions shall not exceed the difference between (a) the Participant's Compensation for the Plan Year times the maximum Savings Plan Contribution percentage for highly-compensated employees for the prior Plan Year and (b) the aggregate amount of the Participant's pre-tax and after-tax contributions to the Savings Plan for the Plan Year. The Participant's election to make Participant Supplemental Contributions pursuant to a Salary Reduction Agreement shall be made as provided in Section 4.1 of this Plan.

     3.2 EMPLOYER SUPPLEMENTAL CONTRIBUTIONS. For each Participant electing to make (a) Participant Supplemental Contributions or (b) Savings Plan contributions, AEPS shall, at the time the Participant Supplemental Contributions are credited to the Participant's Book Reserve Account or at the time contributions are credited to the Participant's Savings Plan account, credit the Participant's Book Reserve Account with Employer Supplemental Contributions. Employer Supplemental Contributions, in combination with contributions made by AEPS to the Savings Plan, shall, in the aggregate, be equal to the lesser of (a) fifty percent of the Participant's contributions to the Savings Plan and this Plan, or (b) three percent of the Participant's Compensation. If the aggregate contributions made by AEPS exceed three percent of the Participant's Compensation, Employer Supplemental Contributions credited to the Participant's Book Reserve Account shall be reduced until the aggregate AEPS contributions made under both plans do not exceed three percent of the Participant's Compensation.

     3.3 Interest Accruals. The Book Reserve Account balances, comprising prior interest credits and all Participant or Employer Supplemental Contributions credited to a Participant's Book Reserve Account, shall be credited with interest. All interest credits pursuant to this Section shall be based on the Book Reserve Account balance as of the beginning of the month and computed at an annual rate equal to the Applicable Federal Rate in effect in December of the prior Plan Year. The Committee reserves the right to change the rate, method and frequency of interest credit to the Participants' Book Reserve Accounts.

     3.4 AEPS' LIABILITY FOR THE BOOK RESERVE ACCOUNTS. The amounts credited to the Book Reserve Accounts shall represent entries made on AEPS' books solely for record keeping purposes under the Plan. All amounts so credited shall at all times constitute general, unsecured liabilities of AEPS payable exclusively out of its general assets, and in no event and under no circumstance shall AEPS be obligated or required to segregate from its general assets (whether by trust or otherwise) funds sufficient to pay any of the amounts from time to time credited to the Book Reserve Accounts.

     3.5 RIGHTS OF PARTICIPANTS IN THE BOOK RESERVE ACCOUNTS. Nothing contained in the Plan shall be deemed to confer upon any Participant any right, title or vested interest in and to his Book Reserve Accounts or the amounts from time to time credited thereto. Each Participant agrees as a condition of participation hereunder that (1) AEPS shall only have a contractual obligation to accrue Participant Supplemental Contributions, Employer Supplemental Contributions and interest and to distribute the Book Reserve Account as provided herein, and the rights of the Participant under the Plan are no greater than the rights of any unsecured creditor of AEPS, (2) to the extent that any person other than a Participant acquires a right to receive distributions from AEPS under the Plan, such right is not greater than the rights of any general unsecured creditor of AEPS, (3) nothing contained in the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between AEPS and the Participant, (4) the rights of the Participant may not be sold, assigned, transferred, pledged, or encumbered, nor shall any interest of the Participant be liable for the claim of any creditor of the Participant or subject to any judicial process involving the Participant, and (5) no Participant shall have any rights in any specific assets of AEPS, and any Book Reserve Account established under the Plan only reflects a contractual obligation of AEPS on its books of accounting and does not constitute a segregated fund of assets or separation of assets.


                            ARTICLE 4
          TIME AND METHOD OF ELECTION AND DISTRIBUTION

     4.1 TIME AND METHOD OF PARTICIPANT CONTRIBUTION ELECTION. In order for an election to make Participant Supplemental Contributions to be effective under Section 3.1 for any given Plan Year, the Participant must deliver a signed Salary Reduction Agreement to the Committee no later than December 31 of the year preceding the Plan Year as to which the election is to take effect. Upon receipt of the written signed Salary Reduction Agreement by the Committee, the election shall remain in force as to the Plan Year for which it is delivered and for each subsequent Plan Year until it is revoked by a new Salary Reduction Agreement. Notwithstanding any other provision of the Plan to the contrary, no election shall be effective to defer under the Plan any Compensation which is earned by the Participant on or before the date upon which the signed Salary Reduction Agreement is delivered to the Committee. The Salary Reduction Agreement and any revocation thereof shall contain such information as may be reasonably required by the Committee, shall be executed at the time and in the manner prescribed, and shall be delivered to the Committee, attention of the Chairman.

     4.2 TIME OF DISTRIBUTION. Following a Participant's termination of service with AEPS or one of its affiliates or subsidiaries for any reason other than death, all amounts which are credited to the Participant's Book Reserve account shall be distributed to the Participant in the form of (1) a single lump-sum payment payable as soon as practicable or, alternatively, at the end of a post-termination deferral period of up to five years, or (2) in approximately equal annual or semi-annual installment payments over not less than two or more than ten years as elected by the Participant. The Participant's distribution election shall be made when the Participant first elects to participate in the Plan. The Participant may amend or revoke the distribution election at any time prior to termination of service, but any such amendment or revocation must be made at least twelve months prior to the initial distribution. The distribution of a lump-sum payment, if the Participant does not elect to defer the payment of the lump-sum amount, or the first installment payment shall be made within 120 days after the Participant's termination of service. If the Participant elected to defer the payment of the lump-sum payment, the distribution shall be made within 120 days after the end of the deferral period. For purposes of this Section 4.2, Participant employment transfers between AEPS and its affiliates and subsidiaries shall not be treated as a termination of service with AEPS. If the Participant elects deferral of the lump-sum payment or elects installment payments, interest shall continue to accrue on the remaining Book Reserve Account in accordance with Section 3.3 of this Plan.

     Upon a Participant's death prior to termination of service, all amounts which are credited to the Participant's Book Reserve Account shall be distributed to (a) the Participant's estate in a single lump-sum if the Participant did not name a beneficiary or if the named beneficiary predeceases the Participant, or (b) to the Participant's named beneficiary. Distributions to the beneficiary shall be in the form of (1) a single lump-sum payment or (2) in approximately equal annual or semi-annual installment payments over not less than two or more than ten years as elected by the beneficiary. The beneficiary's distribution election must be made within 90 days after the Participant's date of death. If an election is not made, the beneficiary shall receive a lump-sum payment. The distribution of a lump-sum payment to the Participant's estate shall be made within 120 days after the Participant's date of death. The distribution of a lump-sum payment or the first installment payment to a beneficiary shall be made within 90 days after the beneficiary makes the distribution election. If the beneficiary elects installment payments, interest shall continue to accrue on the remaining balance in the Book Reserve Account in accordance with Section
3.3 of this Plan. In the event a beneficiary receiving installment payments shall die prior to a complete distribution of the Participant's Book Reserve Account, the remaining balance in the Participant's Book Reserve Account shall be paid to the beneficiary's estate within 120 days after the Committee is notified of the beneficiary's death.

     4.3 DESIGNATION OF BENEFICIARY. Each Participant shall have the right to designate a beneficiary or beneficiaries who shall receive the balance of the Participant's Book Reserve Account if the Participant dies before the complete distribution of the Participant's Book Reserve Account. Any designation, or change or rescission thereof, shall be made in writing by completing and furnishing to the Committee the appropriate beneficiary form prescribed by the Committee. The last designation of beneficiary received by the Committee prior to the death of the Participant shall control.

     4.4 SOCIAL SECURITY AND INCOME TAX WITHHOLDING. Each Participant agrees that as a condition of participation in the Plan, AEPS may withhold federal, state and local income taxes and social security taxes from any distribution hereunder to the extent that such taxes are then payable.

     4.5 FACILITY OF PAYMENT. In the event that the Committee shall find that a Participant is unable to care for his affairs because of illness or accident, the Committee may direct that any benefit payment due him be paid to his duly appointed legal representative, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefore.


                            ARTICLE 5
                          TAX TREATMENT

     The adoption and maintenance of the Plan is conditioned upon
(1) the applicability of Section 451(a) of the Code to the Participants' recognition of gross income as a result of participation herein, (2) the fact that the Participants will not recognize gross income as a result of participation in the Plan unless and until and then only to the extent that distributions are received, (3) the applicability of Section 404(a)(5) of the Code to the deductibility of the amounts distributed to the Participants hereunder, (4) the fact that AEPS will not receive a deduction for amounts credited to any Book Reserve unless and until and then only to the extent that amounts are actually distributed and (5) the inapplicability of the provisions of Titles 2, 3, and 4 of ERISA. If the Internal Revenue Service, the Department of Labor or any court of competent jurisdiction determines or finds as a fact or legal conclusion that any of the above conditions is untrue and issues an assessment, determination, opinion or report to such effect, or if in the opinion of counsel to AEPS any one of the above assumptions is incorrect, then AEPS shall have the option to terminate this Plan as provided in Section 7.2 below.


                            ARTICLE 6
                   ADMINISTRATION OF THE PLAN

     6.1 RESPONSIBILITY OF COMMITTEE. The Committee shall (i) administer and interpret the terms and conditions of the Plan,
(ii) establish reasonable procedures with which Participants must comply to exercise any right established hereunder, and (iii) be permitted to delegate its responsibilities or duties hereunder to any person or entity. The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan are subject to, and governed by, such acts of administration, interpretation, procedure and delegation.

     6.2 BOOK RESERVE ACCOUNT. AEPS shall maintain, or cause to be maintained, records showing the individual credit balances of each Participant's Book Reserve Account. Each Participant shall be furnished with semi-annual statements setting forth the value of the total credits to his Book Reserve Account.

     6.3 PRESENTATION OF CLAIMS. A Participant, or any other person or entity claiming under a Participant, may present a written request to the Committee for distribution of any amounts due or alleged to be due from the Participant's Book Reserve. Within 30 days following receipt of the request, the Committee shall advise the Participant or other person or entity in writing as to the amount and method of distribution if any.

     6.4 APPEAL OF DENIED CLAIMS. If the Committee shall deny a claim for distribution under the Plan, the Committee shall set forth in writing in a manner calculated to be understood by the Participant or other person or entity (1) the specific reason or reasons for the denial, (2) specific reference to the pertinent provisions of the Plan upon which the denial is based, (3) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (4) an explanation of the Committee's review procedure. The Committee shall afford the Participant or the person or entity a reasonable opportunity for a full and fair review by the Committee of its decision to deny the claim if the claimant requests such a review within 30 days after receipt of the written denial.


                            ARTICLE 7
                          MISCELLANEOUS

     7.1 EFFECT OF PLAN. The establishment and continuance of the Plan by AEPS shall not constitute a contract of employment between any Participant and AEPS, and shall not be deemed to be consideration for, inducement to or a condition of employment of any Participant. The making of Salary Cap Contributions pursuant to the provisions of the Plan shall not be construed to give any Participant the right to be retained in the employ of AEPS or to interfere with the right of AEPS to terminate such employment at any time.

     7.2 AMENDMENT AND TERMINATION. AEPS intends to continue the Plan indefinitely but reserves the right to modify the Plan from time to time, or to terminate the Plan entirely or to direct the permanent discontinuance or temporary suspension of Supplemental Contributions under the Plan; provided that no such modification, termination, discontinuance or suspension shall interrupt the interest accruals under Section 3.3 or shall affect or otherwise deprive the Participants of any distributions to which they may be entitled under the Plan.

     7.3 PROHIBITION AGAINST ASSIGNMENT. The right of any Participant (or any designated beneficiary) to receive any payment or installment under the Plan shall not be subject in any manner to attachment or other legal process or proceedings for discharge of the debts of the Participant or beneficiary, and any such payment or installment shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, mortgage or encumbrance.

     7.4 GOVERNING LAW. Except to the extent preempted or superseded by the federal laws of the United States of America, the laws of the state of Ohio will govern the Plan.

     7.5 NOTICES. All notices, reports, statements, distributions or payments given, made, delivered, or transmitted to a Participant or his designated beneficiary shall be deemed to be duly given, made, delivered or transmitted when mailed, by first class mail, postage prepaid, addressed to the Participant or beneficiary at the address appearing on the books of AEPS. Written directions, notices and other communications to AEPS or the Committee shall be deemed to be duly given, made or delivered when received by the Committee at such location as it may from time to time specify.

     7.6 GENDER AND NUMBER. Whenever appropriate in the Plan, the masculine gender shall be construed to include the feminine and neuter gender, and the feminine gender shall be construed to include the masculine and neuter gender. Words used in the singular shall be construed to include the plural, and the plural to include the singular.

     7.7 HEADINGS. The headings of the Articles and Sections of the Plan are intended solely for convenience of reference, and if there is any conflict between the headings and the text of the Plan, the text shall control.